Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: Tiffany B. Kice
November 3, 2011	Executive Vice President
3:05 p.m. Central Time	Chief Financial Officer
(972) 258-4525

CEC ENTERTAINMENT REPORTS

FINANCIAL RESULTS FOR THE THIRD QUARTER OF 2011;

ANNOUNCES 10% INCREASE IN CASH DIVIDEND

IRVING, TEXAS—CEC Entertainment, Inc. (NYSE: CEC) today announced its financial results for its third quarter ended October 2, 2011. Total revenues for the third quarter of 2011 decreased 3.5%, or $7.1 million, to $200.0 million from $207.1 million for the third quarter of 2010. Comparable store sales decreased 6.3% for the third quarter of 2011 as compared to the third quarter of 2010.

Net income for the third quarter ended October 2, 2011 decreased to $11.7 million as compared to $12.6 million for the third quarter of 2010. Diluted earnings per share for the third quarter of 2011 were $0.62 per share as compared to diluted earnings per share of $0.60 per share for the third quarter of 2010. The increase in diluted earnings per share benefited from, among other things, our repurchase of approximately 2.8 million shares of our common stock since the beginning of the third quarter of 2010.

For the nine months ended October 2, 2011, total revenues increased 1.3%, or $8.1 million, to $642.6 million as compared to $634.5 million for the nine months ended October 3, 2010. Comparable store sales decreased 1.5% for the nine months ended October 2, 2011 as compared to the nine months ended October 3, 2010. The increase in total revenues was primarily related to a weighted average net increase of seven stores, which was offset by lower comparable store sales.

Net income for the nine months ended October 2, 2011 increased 2.0%, or $1.0 million, to $52.2 million as compared to $51.2 million for the nine months ended October 3, 2010. Diluted earnings per share for the nine months ended October 2, 2011 were $2.70 per share as compared to diluted earnings per share of $2.38 per share for the nine months ended October 3, 2010. Diluted earnings per share benefited from, among other things, our repurchase of approximately 3.7 million shares of our common stock since the beginning of fiscal year 2010.

On October 28, 2011, we amended and restated our revolving credit facility which among other things extended the maturity date to October 28, 2016. Total borrowings available to us under the credit facility are $500 million and the credit facility includes an accordion feature allowing us, subject to meeting certain conditions and lender approval, to request an increase in our revolving commitment of up to $200 million in borrowings. The credit facility bears interest at LIBOR plus an applicable margin that ranges between 0.875% and 1.625%, determined based on our financial performance and debt levels, or alternatively, the highest of the (i) prime interest rate, (ii) Federal Funds rate plus 0.50%, or (iii) one month LIBOR plus 1.0%; plus an applicable margin that ranges between 0.0% and 0.625%. Based on the Company’s Consolidated Leverage Ratio, as defined in the credit facility, the Company’s current borrowing rate as of November 2, 2011 for Eurodollar Rate Loans is 1.62028% and the current borrowing rate for Base Rate Loans is 3.625%.

On November 1, 2011, the Company’s Board of Directors approved a 10% increase in the Company’s quarterly cash dividend to $0.22 per share. This cash dividend will be paid on January 5, 2012 to stockholders of record as of December 1, 2011.

Michael Magusiak, President and Chief Executive Officer, stated that, “Through the third quarter of 2011, we generated $154.7 million of operating cash flow. We utilized $68.2 million of our cash to complete 121 existing stores enhancements in the form of store expansions, major remodels, and game enhancements and open two new stores. We also used $21.5 million of cash to reduce our outstanding borrowings on our revolving credit facility, paid out $7.8 million in cash dividends, and used $55.4 million of cash to repurchase approximately 1.6 million shares of our common stock or approximately 8.1% of diluted shares outstanding as of the end of the third quarter of 2011.”

Mr. Magusiak continued, “Despite the challenging economic times, our concept remains well-positioned in the marketplace and we continue our focus on enhancing long-term shareholder value by concentrating our efforts on growing our concept both domestically and internationally. Our healthy cash flow coupled with the renewal of our credit facility will enable us to continue to improve our restaurant/entertainment product and return capital to shareholders in the form of share repurchases and the payment of cash dividends which we are pleased to have increased 10%. We believe that our growth strategies combined with our share repurchase program will enhance long-term shareholder value. Finally, we are proud of our operators and support center employees who are hard at work helping to successfully implement our strategies and further develop our concept in the United States and around the world.”

Business Outlook:

At this time, we are projecting comparable store sales for the fourth quarter to be in a range of down 4-5% and fiscal year 2011 diluted earnings per share to be in a range of $2.80—$2.90. This guidance incorporates the following assumptions:

•	two additional relocated Company-owned stores in the fourth quarter, bringing the total new stores for fiscal year 2011 to 4 stores, including 3 relocations;

•	average cheddar block prices in a range of $1.75 to $1.85 per pound;

•

depreciation and amortization expense will increase approximately 1.4% from the prior year, and includes an estimated benefit of approximately $1.8 million related to our change in estimated useful lives of certain property and equipment during the fourth quarter of 2011;

•	rent expense will increase approximately 6.0% from the prior year;

•	advertising expense as a percentage of total revenue to be unchanged from the prior year;

•	annual effective income tax rate of approximately 38.8%;

•	capital expenditures to range from $85 to $90 million for fiscal year 2011;

•	our intent to repurchase Company common stock on an opportunistic basis; and

•	payment of three quarterly dividends of approximately $11.7 million.

In addition, the Company is estimating fiscal year 2012 comparable store sales to be flat to up 2%. This guidance considers impacting approximately 180 to 190 stores with store expansions, major remodels and game enhancements.

Third Quarter 2011 Conference Call:

The Company will host a conference call Thursday, November 3, 2011, at 3:30 p.m. Central Time to discuss its third quarter financial results and outlook for fiscal year 2011. A live webcast of the call (listen only) can be accessed through the Company’s website, www.chuckecheese.com. Shortly after its conclusion, a replay of the call will be available on the website through Friday, December 23, 2011.

Non-GAAP Financial Measures:

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States (“GAAP”). From time to time in the course of financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures such as Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Free Cash Flow. The non-GAAP financial measures presented in this earnings release should not be viewed as alternatives or substitutes for the Company’s reported GAAP results. A reconciliation of the most directly comparable GAAP financial measure to EBITDA and Free Cash Flow is set forth in a table accompanying this release.

About CEC Entertainment, Inc.:

For more than 30 years, CEC Entertainment has served as the nationally recognized leader in family dining and entertainment and the place Where a Kid can be a Kid®. The Company and its franchisees operate a system of 556 Chuck E. Cheese’s stores located in 48 states and seven foreign countries or territories. Currently, 507 locations in the United States and Canada are owned and operated by the Company. CEC Entertainment, Inc. and its franchises have the common goal of creating lifelong memories for families through fun, food, and play. Each Chuck E. Cheese’s features musical and comic robotic entertainment, games, rides, and play areas, as well as a variety of dining options including pizza, sandwiches, a salad bar, and desserts. Committed to providing a fun, safe environment, Chuck E. Cheese’s helps protect families through industry-leading programs such as Kid Check®.

Chuck E. Cheese’s aims to promote positive, lifelong memories inside and outside of its stores. In addition to providing a fun entertainment experience for millions of families across the world, Chuck E. Cheese’s has donated more than $6 million to schools and non-profit institutions through its fundraising programs. For more information, see the Company’s website at www.chuckecheese.com.

Forward-Looking Statements:

Certain statements in this press release, other than historical information, may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, and are subject to various risks, uncertainties and assumptions. Statements that are not historical in nature, and which may be identified by the use of words such as “may,” “should,” “could,” “believe,” “predict,” “potential,” “continue,” “plan,” “intend,” “expect,” “anticipate,” “future,” “project,” “estimate,” and similar expressions (or the negative of such expressions) are forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future events and, therefore, involve a number of assumptions, risks and uncertainties, including the risk factors described in Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2011, filed on February 24, 2011. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ from those anticipated, estimated or expected.

Factors that could cause actual results to differ materially from those contemplated by forward-looking statements include, but are not limited to:

•	Changes in consumer discretionary spending and general economic conditions;

•	Our ability to successfully implement our business development strategies;

•	Costs incurred in connection with our business development strategies;

•	Negative publicity concerning food quality, health, safety and other issues;

•	Competition in both the restaurant and entertainment industries;

•	Disruptions in the financial markets affecting the availability and cost of credit and our ability to maintain adequate insurance coverage;

•	Loss of certain key personnel;

•	Increases in food, labor and other operating costs;

•	Changes in consumers’ health, nutrition and dietary preferences;

•	Continued existence or occurrence of certain public health issues;

•	Disruption of our commodity distribution system;

•	Our dependence on a few global providers for the procurement of games and rides;

•	Fluctuations in our quarterly results of operations due to seasonality;

•	Adverse effects of local conditions, natural disasters and other events;

•	Risks in connection with owning and leasing real estate;

•	Our ability to adequately protect our trademarks or other proprietary rights;

•	Government regulations, litigation, product liability claims and product recalls;

•	Disruptions of our information technology systems; and

•	Conditions in foreign markets.

The forward-looking statements made in this press release relate only to events as of the date on which the statements were made. Except as may be required by law, the Company undertakes no obligation to update its forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

- financial tables follow -

CEC ENTERTAINMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended				Nine Months Ended
	October 2,		October 3,		October 2,		October 3,
	2011		2010		2011		2010
REVENUES
Food and beverage sales	$92,394	46.2%	$99,452	48.0%	$304,530	47.4%	$309,532	48.8%
Entertainment and merchandise sales	105,461	52.7%	106,747	51.5%	333,745	51.9%	321,996	50.8%

Company store sales	197,855	98.9%	206,199	99.5%	638,275	99.3%	631,528	99.5%
Franchise fees and royalties	2,142	1.1%	945	0.5%	4,340	0.7%	2,929	0.5%

Total revenues	199,997	100.0%	207,144	100.0%	642,615	100.0%	634,457	100.0%

OPERATING COSTS AND EXPENSES
Company store operating costs:
Cost of food and beverage (exclusive of items shown separately below) (1)	23,196	25.1%	22,143	22.3%	74,186	24.4%	69,729	22.5%
Cost of entertainment and merchandise (exclusive of items shown separately below)(2)	8,004	7.6%	8,906	8.3%	25,515	7.6%	26,692	8.3%

Total cost of food, beverage, entertainment and merchandise(3)	31,200	15.8%	31,049	15.1%	99,701	15.6%	96,421	15.3%
Labor expenses (3)	53,417	27.0%	55,740	27.0%	169,296	26.5%	168,112	26.6%
Depreciation and amortization (3)	19,939	10.1%	19,903	9.7%	61,597	9.7%	59,345	9.4%
Rent expense (3)	19,667	9.9%	17,719	8.6%	56,486	8.8%	52,645	8.3%
Other store operating expenses (3)	33,544	17.0%	36,025	17.5%	96,790	15.2%	96,757	15.3%

Total Company store operating costs (3)	157,767	79.7%	160,436	77.8%	483,870	75.8%	473,280	74.9%
Advertising expense	9,575	4.8%	9,870	4.8%	27,491	4.3%	27,292	4.3%
General and administrative expenses	10,799	5.4%	12,176	5.9%	38,078	5.9%	37,297	5.9%
Asset Impairments	1,260	0.6%	936	0.5%	1,260	0.2%	936	0.1%

Total operating costs and expenses	179,401	89.7%	183,418	88.5%	550,699	85.7%	538,805	84.9%

Operating income	20,596	10.3%	23,726	11.5%	91,916	14.3%	95,652	15.1%
Interest expense	1,581	0.8%	2,951	1.4%	6,621	1.0%	9,063	1.4%

Income before income taxes	19,015	9.5%	20,775	10.0%	85,295	13.3%	86,589	13.6%
Income taxes	7,365	3.7%	8,194	4.0%	33,061	5.1%	35,368	5.6%

Net income	$11,650	5.8%	$12,581	6.1%	$52,234	8.1%	$51,221	8.1%

Earnings per share:
Basic	$0.62		$0.60		$2.70		$2.38
Diluted	$0.62		$0.60		$2.70		$2.38

Weighted average common shares outstanding:
Basic	18,747		20,844		19,339		21,488
Diluted	18,799		20,877		19,379		21,525

Percentages are expressed as a percent of total revenues (except as otherwise noted).

(1)	Percent amount expressed as a percentage of food and beverage sales.
(2)	Percent amount expressed as a percentage of entertainment and merchandise sales.
(3)	Percentage amount expressed as a percentage of Company store sales.

(Note - Due to rounding, percentages presented in the table above may not add. The percentage amounts for the components of cost of food and beverage, and the cost of entertainment and merchandise do not sum due to the fact that cost of food and beverage and cost of entertainment and merchandise are expressed as a percentage of related food and beverage and entertainment and merchandise sales, as opposed to total Company store sales.)

CEC ENTERTAINMENT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	October 2,	January 2,
	2011	2011
	(in thousands)
ASSETS

Current assets:
Cash and cash equivalents	$18,877	$19,269
Other current assets	59,210	68,084

Total current assets	78,087	87,353
Property and equipment, net	678,644	683,192
Other noncurrent assets	7,060	7,484

Total assets	$763,791	$778,029

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Capital lease obligations, current portion	$936	$936
Other current liabilities	84,346	88,138

Total current liabilities	85,282	89,074
Capital lease obligations, less current portion	10,124	10,326
Revolving credit facility borrowings	355,500	377,000
Other noncurrent liabilities	164,964	143,567

Total liabilities	615,870	619,967

Stockholders’ equity	147,921	158,062

Total liabilities and stockholders’ equity	$763,791	$778,029

CEC ENTERTAINMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended
	October 2,	October 3,
	2011	2010
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$52,234	$51,221
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	62,101	60,013
Deferred income taxes	23,447	(2,220)
Stock-based compensation expense	5,479	5,511
Other adjustments	1,706	1,800
Changes in operating assets and liabilities:
Operating assets	3,938	5,966
Operating liabilities	5,844	15,499

Net cash provided by operating activities	154,749	137,790

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(68,166)	(70,685)
Other investing activities	(178)	(2,451)

Net cash used in investing activities	(68,344)	(73,136)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from (repayments on) revolving credit facility	(21,500)	2,200
Exercise of stock options	632	4,737
Dividend payments	(7,787)	—
Payment of taxes for returned restricted shares	(2,749)	(2,757)
Treasury stock acquired	(55,445)	(67,441)
Other financing activities	116	(35)

Net cash used in financing activities	(86,733)	(63,296)

Effect of foreign exchange rate changes on cash and cash equivalents	(64)	14

Change in cash and cash equivalents	(392)	1,372
Cash and cash equivalents at beginning of period	19,269	17,361

Cash and cash equivalents at end of period	$18,877	$18,733

CEC ENTERTAINMENT, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

Net Income to EBITDA:

The following tables set forth a reconciliation of net income to EBITDA and EBITDA expressed as a percentage of total revenues for the periods shown:

	2010	2009	2008	2007	2006
	(in thousands)
Total revenues	$817,248	$818,346	$814,509	$785,322	$772,553

Net income	$54,034	$61,194	$56,494	$55,921	$68,257
Add:
Income taxes	38,726	37,754	34,137	35,453	43,120
Interest expense	12,142	12,017	17,389	13,170	9,508
Depreciation and amortization	80,679	78,071	75,445	71,919	65,392

EBITDA	$185,581	$189,036	$183,465	$176,463	$186,277

EBITDA as a percent of total revenues	22.7%	23.1%	22.5%	22.5%	24.1%

	Three Months Ended		Nine Months Ended
	October 2, 2011	October 3, 2010	October 2, 2011	October 3, 2010
	(in thousands)
Total revenues	$199,997	$207,144	$642,615	$634,457

Net Income	$11,650	$12,581	$52,234	$51,221
Add:
Income taxes	7,365	8,194	33,061	35,368
Interest expense	1,581	2,951	6,621	9,063
Depreciation and amortization	20,123	20,145	62,101	60,013

EBITDA	$40,719	$43,871	$154,017	$155,665

EBITDA as a percent of total revenues	20.4%	21.2%	24.0%	24.5%

The Company believes that EBITDA provides useful information to the Company, investors and other interested parties about the Company’s operating performance, its capacity to incur and service debt, fund capital expenditures and other corporate uses.

EBITDA, a non-GAAP financial measure, is defined by the Company as net income before income taxes, interest expense, and depreciation and amortization. The non-GAAP financial measure presented in the table above should not be viewed as an alternative or substitute for the Company’s reported GAAP results. EBITDA as defined herein may differ from similarly titled measures presented by other companies.

Free Cash Flow:

The following table sets forth a reconciliation of cash provided by operating activities to Free Cash Flow for the periods shown:

	Nine Months Ended
	October 2,	October 3,
	2011	2010
	(Unaudited and in thousands)
Cash provided by operating activities	$154,749	$137,790
Less:
Capital expenditures	68,166	70,685
Dividend payments	7,787	—

Free Cash Flow	$78,796	$67,105

Free Cash Flow, a non-GAAP financial measure, is defined by the Company as cash provided by operating activities less capital expenditures.

The Company believes that Free Cash Flow provides useful information to the Company, investors and other interested parties about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for other strategic opportunities, including servicing debt, funding additional capital expenditures and making investments in the business. It should not be inferred that the entire Free Cash Flow amount is available for discretionary expenditures. The non-GAAP financial measure presented in the table above should not be viewed as an alternative or substitute for the Company’s reported GAAP results. Free Cash Flow as defined herein may differ from similarly titled measures presented by other companies.

Store Count Information:

	Three Months Ended		Nine Months Ended
	October 2,	October 3,	October 2,	October 3,
	2011	2010	2011	2010
Number of Company-owned stores:
Beginning of period	507	498	507	497
New(1)	—	1	2	1
Acquired from franchisees	—	2	—	3
Closed(1)	—	(1)	(2)	(1)

End of period	507	500	507	500

Number of franchised stores:
Beginning of period	48	48	47	48
New	1	—	3	1
Acquired by the Company	—	(2)	—	(3)
Closed	—	—	(1)	—

End of period	49	46	49	46

(1)	The nine months ended October 2, 2011 includes the closing and opening of one relocated store.